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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2015
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UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(732) 577-9997

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 16, 2015, UMH Properties, Inc. (the “Company”) completed the second tranche of its previously announced acquisition of a total of six manufactured home communities, three located in Indiana, two located in Ohio and one located in Michigan from Sun Secured Financing LLC, Sun Pool 12 LLC, Sun Candlewick LLC, Sun Pool 1 LLC, Sun Woods Edge LLC and Sun Homes Services, Inc., all related entities, all of which entities are unrelated to the Company.  The communities acquired were Catalina, Candlewick Court, and Worthington Arms in the first tranche and Holiday, Meadows and Woods Edge in the second tranche (collectively referred to as the “Properties”).  These six all-age communities total 2,151 sites situated on approximately 500 acres.  The average occupancy for these communities is approximately 61%.  The purchase price was $32,500,000 for the first tranche and $36,100,000 for the second tranche, for a total purchase price of $68,600,000.

Item 7.01                      Regulation FD Disclosure.

On October 19, 2015, the Company issued a press release announcing the completion of the second tranche of the acquisition described in Item 2.01 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99 hereto.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Pursuant to Regulation S-X, Rule 3-14, the Company is required to present an audited combined statement of revenue and community operating expenses (the "Statement") for the Properties acquired for the year ended December 31, 2014.  This Statement will be filed by amendment to this Form 8-K within 71 calendar days after the due date of this Form 8-K.

The material factors considered by the Company in assessing the Properties acquired are as follows:

Description of Properties

The Properties acquired are six manufactured home communities as follows:

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Tranche 1
Candlewick Court	Owosso, MI	211	63%	$432
Catalina	Middletown, OH	462	60%	$410
Worthington Arms	Lewis Center, OH	224	96%	$481
Total Tranche 1		897	69%	$433

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Tranche 2
Holiday	Elkhart, IN	326	72%	$414
Meadows	Nappanee, IN	330	47%	$366
Woods Edge	West Lafayette, IN	598	53%	$377
Total Tranche 2		1,254	56%	$384

Grand Total		2,151	62%	$404

These communities are situated on approximately 500 acres, have paved streets and driveways and are located in proximity to the Company’s other communities.  All leases are either on an annual or month-to-month basis.

Investment Property and Capital Improvements

The aggregate purchase price for the Properties was $68,600,000, with allocations among land, site and land improvements, rental homes and accessories, and equipment and vehicles.  The estimated amount allocated to investment property, including rental homes, is approximately $68,400,000.  The Properties, exclusive of land, will be depreciated over their estimated useful life (27.5 years) on a straight line basis.  The Company does not anticipate any significant capital improvements.

Property Taxes

The annual real estate taxes on the Properties are anticipated to be approximately $600,000.

Insurance Coverage

Insurance on the Properties will be included with the Company’s overall insurance package.  In the opinion of the Company, this coverage is adequate.

After reasonable inquiry, the Company is not aware of any other material factors relating to the properties acquired that would cause the financial information for these properties to be reported for the year ended December 31, 2014 not to be necessarily indicative of future operating results.

The Company and its operations are, however, subject to a number of risks and uncertainties.  For a discussion of such risks, see the risks identified in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2014 under Item 1A Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission.

(b)           Pro forma financial information.

Pursuant to Regulation S-X, Article 11, the Company is required to present pro forma financial information.  The following pro forma financial information will be filed by amendment to this Form 8-K within 71 calendar days after the date of this Form 8-K.

-      ProForma Consolidated Balance Sheet as of December 31, 2014
-	ProForma Consolidated Statement of Income for the year ended December 31, 2014

(d)	Exhibits.

(10.1)	Agreement of Sale
(10.2)	Asset Purchase Agreement
(99)	Press Release dated October 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: October 21, 2015	By:	/s/ Anna T. Chew
		Name:	Anna T. Chew
		Title:	Vice President and
Chief Financial Officer

Exhibit Index
Exhibit No.	Description

(10.1)	Agreement of Sale
(10.2)	Asset Purchase Agreement
(99)	Press Release dated October 19, 2015